Exhibit 11 – Computation of Earnings per Share
Amen Properties, Inc.

Period Ending 6/30/08					Three Months Ended 6/30/08		Six Months Ended 6/30/08
Description	Total Shares	Grant / Purch. Date	Current Period Days O/S	Year to Date Days O/S	Basic Weighted Shares	Diluted Weighted Shares	Basic Weighted Shares	Diluted Weighted Shares
Common Stock	3,716,182	12/31/03	91	182	338,172,562	338,172,562	67,345,124	676,345,124
Stock Issuance for Employee Comp	2,393	1/28/08	91	154	217,763	217,763	368,522	368,522
Stock Issuance for Employee Comp	9,793	2/20/08	91	131	891,163	891,163	1,282,883	1,282,883
Stock Issuance for Employee Comp	6,208	5/07/08	54	54	335,232	335,232	335,232	335,232
Dilutive Effect of Warrants	8,273	3/1/05	0	61	--	--	--	504,680
Warrants Exercised	18,751	3/1/08	91	121	--	--	--	--
Options Exercised	12,500	6/09/08	21	21	262,500	262,500	262,500	262,500
Dilutive Effect of Stock Options	74,067	Various	91	182	--	6,740,133	--	13,480,267
End of Period	3,829,417				339,879,220	36,619,353	678,594,261	692,579,207

Days Outstanding from Beginning of Period					91	91	181	181
Weighted Average Number of Common Shares Outstanding					3,734,936	3,809,004	3,749,140	3,826,404

Income from Continuing Operations					$339,961	$339,961	$1,218,282	$1,218,282
Income (Loss ) from Discontinued Operations					(1,317,233)	(1,317,233)	(1,218,463)	(1,218,463)
Net Income					$(977,272)	$(977,272)	$(181)	$(181)

Income from Continuing Operations per Share					$0.09	$0.09	$0.32	$0.32
Income (Loss ) from Discontinued Operations per Share					(0.35)	(0.35)	(0.32)	(0.32)
Net Income per Share					$(0.26)	$(0.26)	$0.00	$0.00

In accordance with provisions of SFAS No. 128, Earnings per Share, basic income per common share is computed on the basis of the weighted-average number of common shares outstanding during the periods. Diluted income per common share is computed based upon the weighted-average number of common shares outstanding plus the assumed issuance of common shares for all potentially dilutive securities. Diluted loss per common share for the three months and six months ended June 30, 2008 equals basic loss per common share because the effects of potentially dilutive securities for such periods are antidilutive.

Exhibit 11 – Computation of Earnings per Share, continued
Amen Properties, Inc.

Period Ending 6/30/07					Three Months Ended 6/30/07		Six Months Ended 6/30/07
Description	Total Shares	Grant / Purch. Date	Current Period Days O/S	Year to Date Days O/S	Basic Weighted Shares	Diluted Weighted Shares	Basic Weighted Shares	Diluted Weighted Shares
Common Stock	2,290,589	12/31/03	91	181	208,443,599	208,443,599	414,596,609	414,596,609
Common Stock Dividend	--	--	--	--	--	--	--	--
Preferred A Stock – Convertible	616,447	9/29/00	91	181	--	56,096,677	--	111,576,907
Preferred B Stock – Convertible	233,317	1/9/02	91	181	--	21,231,847	--	42,230,377
Preferred C Stock – Convertible	500,000	3/1/05	91	181	--	45,500,000	--	90,500,000
Dilutive Effect of Warrants	51,798	3/1/05	91	181	--	4,713,657	--	9,375,516
Warrants Exercised	--	--	--	--	--	--	--	--
Dilutive Effect of Stock Options	36,396	Various	91	181	--	3,312,003	--	6,587,610
End of Period	3,728,547				208,443,599	339,297,783	414,596,609	674,867,019

Days Outstanding from Beginning of Period					91	91	181	181
Weighted Average Number of Common Shares Outstanding					2,290,589	3,728,547	2,290,589	3,728,547

Income from Continuing Operations					$304,677	$304,677	$425,389	$425,389
Income from Discontinued Operations					203,754	203,754	591,965	591,965
Net Income					$508,431	$508,431	$1,017,354	$1,017,354

Income from Continuing Operations per Share					$0.13	$0.08	$0.19	$0.11
Income from Discontinued Operations per Share					0.09	0.05	0.26	0.16
Net Income per Share					$0.22	$0.14	$0.44	$0.27

In accordance with provisions of SFAS No. 128, Earnings per Share, basic income per common share is computed on the basis of the weighted-average number of common shares outstanding during the periods. Diluted income per common share is computed based upon the weighted-average number of common shares outstanding plus the assumed issuance of common shares for all potentially dilutive securities. Diluted loss per common share for the three months and six months ended June 30, 2008 equals basic loss per common share because the effects of potentially dilutive securities for such periods are antidilutive.